Andrea Prochniak, Investors and Media 212.756.4542 andrea.prochniak@AllianceBernstein.com

ALLIANCEBERNSTEIN AND ITS REAL ESTATE PRIVATE EQUITY
GROUP ANNOUNCE FORMATION OF NEW
STRATEGIC JOINT VENTURE

New York, NY, July 19, 2018 - AllianceBernstein (“AB”) and its Real Estate Private Equity Group (“REG”), led by Jay Nydick and Brahm Cramer, announced today that they will form a new strategic joint venture (“JV”) that aims to accelerate the JV’s growth in the real estate equity business by accessing broader and more diverse opportunities, including potential partnerships outside of AB. Both AB and REG will be equity partners in this new JV. The ongoing management of existing equity funds and the experience of clients in those funds will not be affected by the JV.
AB’s Real Estate Debt business is unchanged and will continue to be led by Roger Cozzi. Total assets for the Debt business are now nearly $5.5bn, including $3.1bn in new institutional investor commitments to AB Commercial Real Estate Debt Fund III, which closed in June. The REG will be joint venture partners in the Debt business and continue to actively participate in the Debt investment process. Each team is aligned and incentivized to maximize the synergies between both businesses in further expanding this important AB franchise.
“Our mutually beneficial relationship with Jay, Brahm and their exceptional team will only strengthen as they further broaden the private equity platform, and we’re excited to participate in their future development,” said Seth P. Bernstein, President and CEO of AllianceBernstein. “We are also pleased that Bernstein Private Wealth Management will continue to be the exclusive distributor of future JV equity products within the private client channel.”
Added Jay Nydick: “AB has been a tremendous partner over the past decade and we look forward to building on that partnership, including continuing our work with Bernstein Private Wealth.”
Brahm Cramer continued: “Our processes and incentives remain in place for us to maximize value in our existing funds, which will create a seamless transition for clients. At the same time, we expect the new JV will allow for increased flexibility to better serve the dynamic needs of our investors.”
The new JV is expected to be fully in place by the end of 2018.

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Cautionary Statement Regarding Forward-Looking Information
This press release contains forward-looking statements regarding outlooks and expectations with respect to the strategic joint venture and the future operations and success of the real estate equity and the real estate debt businesses. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of the press release, and AB assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those anticipated in these forward-looking statements. Forward-looking statements in this press release are subject to the risks and uncertainties related both to the transaction itself and to the future relationship, including: the real estate equity or the real estate debt businesses going forward may not perform as currently expected; client impact and reaction to the transaction may be different than expected; new products may not be successfully brought to market or sold; the potential benefits of the future relationship may not be achievable as anticipated or at all; and completion of the transaction is subject to certain conditions, which cannot be assured, and may not be satisfied when expected or at all.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
In May 2017, AXA S.A. (“AXA”) announced its intention to pursue the sale of a minority stake in AXA Equitable Holdings, Inc. (“Equitable”) (NYSE: EQH) through an initial public offering (the “IPO”). On May 14, 2018, Equitable completed the IPO and AXA owns approximately 71.9% of the outstanding common stock of Equitable. AXA has announced its intention to sell its entire interest in Equitable over time, subject to market conditions and other factors. AXA is under no obligation to do so and retains the sole discretion to determine the timing of any future sales of shares of Equitable common stock.
As of June 30, 2018, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.9% of AllianceBernstein and Equitable, directly and through various subsidiaries, owned an approximate 64.7% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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